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                                                               Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Tax-Exempt Series, Inc.:
     RiverSource Intermediate Tax-Exempt Fund
     RiverSource Tax-Exempt Bond Fund

We consent to the use of our reports dated January 22, 2007 incorporated by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                            KPMG LLP

Minneapolis, Minnesota
January 25, 2008